DISCRETIONARY LINE OF CREDIT LETTER AGREEMENT

                                January 14, 1997

TLM Holdings Corp.
1018 West Ninth Avenue
King of Prussia, PA 19406
Attention:  Stephen F. Nagy
            Chairman and CEO

                  Re:   $6,000,000 Discretionary Line of Credit
                        Letter Agreement

Dear Steve:

            I am pleased to confirm that PNC Bank, National Association (the "Bank") has approved a $6,000,000 discretionary line of credit to TLM Holdings Corp. a Delaware corporation (the "Borrower"). Loans made under the line of credit, if any, shall be due and payable on demand. All loans will bear interest and will be subject to the terms and conditions set forth in this Agreement and in the enclosed Note. Assuming that (i) the Borrower is in compliance with the terms and conditions herein and under the Loan Documents, (ii) no event specified in clauses (i) - (ix) on pages 3 through 4 hereof has occurred and
(iii) no demand has been made hereunder, the Bank agrees only to review Loan requests by the Borrower until the earlier of (i) January 13, 1998, or (ii) the date of the closing of the initial public offering of capital stock of the Borrower (the "Review Date").

            In addition to the words and terms defined elsewhere in this Agreement, capitalized terms shall have the meanings given to them as set forth on Exhibit A hereto.

            This is not a committed line of credit. The Borrower acknowledges and agrees that Loans under this line of credit, if any, shall be made at the sole discretion of the Bank. The Bank may decline to make Loans under the line, terminate the line or demand repayment of all outstanding obligations thereunder, at any time and for any reason without prior notice to the Borrower. Subject to the sole discretion of the Bank to make Loans under this line of credit, the Borrower may request Loans, repay and request additional Loans hereunder, subJect to the terms and conditions of this Agreement and the other Loan Documents.

In no event shall the aggregate unpaid principal amount of Loans under this Agreement exceed the face amount of the Note. This Agreement sets forth certain terms and conditions solely to assure that the parties understand each other's expectations and to assist the Bank in evaluating the status, on an ongoing basis, of the discretionary line of credit.

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                                                                               2

            The Borrower may irrevocably request the Bank to make a Loan three
(3) Business Days prior to the date for making the Loan ("Borrowing Date"), and request that such Loan shall bear interest at the Base Rate Option or Euro-Rate Option, which shall be acceptable to the Bank in its sole discretion. The parties acknowledge that (i) the foregoing provision that Lender may, in its sole discretion, accept a Euro-Rate Option with respect to any Loan does not alter the discretionary nature of the line of credit and the agreement that all Loans made pursuant to this Agreement are payable upon demand of the Bank for any or no reason whatsoever and (ii) if demand is made during a Euro-Rate Interest Period, the Bank may incur losses or expenses for which the Borrower is obligated to indemnify the Bank as set forth more fully herein. Interest shall be payable at the applicable rate on the dates as provided in the Note.

            A request for a Loan made by telephone must be promptly confirmed in writing by letter, facsimile or telex in such form as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for Loans, and the Bank shall be entitled to rely upon the authority of any person providing such instructions without the necessity of receipt of such written confirmation. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such Loans pursuant to such telephonic requests. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each Loan, the option, rate and interest period applicable thereto, as well as the date and amount of each payment made by the Borrower.

            The Bank's willingness to consider making Loans under this facility is subject to (i) the truth and accuracy at all times of the Representations and Warranties of the Loan Parties contained on Exhibit B attached hereto and made a part hereof; (ii) the compliance by the Loan Parties with the Affirmative Covenants contained on Exhibit C attached hereto and made a part hereof; and
(iii) the compliance by the Loan Parties with the Negative Covenants contained on Exhibit D attached hereto and made a part hereof. However, the Loan Parties' compliance with such representations, warranties and covenants shall not alter the discretionary nature of the line of credit and shall not in any way obligate the Bank to make any Loans under the line of credit.

            Upon the happening of any of the following:

            (i) failure of any Loan Party to pay any principal or interest of any Loan, fees or any other amount owing hereunder or under the other Loan Documents upon request of the Bank;

            (ii) failure of any Loan Party to perform any obligation, covenant or liability (other than those contained in clause (i) above) contained or referred to herein or in the Note or any other Loan Document and such failure to perform shall continue unremedied for a period of ten (10) days after any officer of such Loan Party becomes aware of the occurrence thereof;

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                                                                               3

            (iii) any warranty, representation or statement made or furnished to the Bank by or on behalf of Borrower or any other Loan Party proves to have been false or misleading at any time in any material respect;

            (iv) any event occurs which constitutes a default under or permits or causes any holder (including the Bank) of any Indebtedness owing by any Loan Party in excess of $250,000 to accelerate such Indebtedness of any Loan Party including, without limitation, under any note, indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party is bound;

            (v) the occurrence of any Material Adverse Change;

            (vi) a final judgment for the payment of money in excess of $250,000 is entered against any Loan Party or its assets in excess of $250,000 in value are attached in a legal proceeding which judgment or attachment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty
(30) days from the date of entry;

            (vii) dissolution or termination of existence of the Borrower, Abbingdon Partners-II or Abbingdon Partners-III or insolvency, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or the commencement of proceedings under any bankruptcy or insolvency laws by or against any Loan Party which appointment, assignment or proceeding remains unstayed, undismissed and in effect for a period of thirty (30) days;

            (viii) the revocation or attempted revocation, in whole or in part, of any Guaranty Agreement;

            (ix) the withdrawal of Abbingdon-II Partners as general partner of Abbingdon Partners-II or the withdrawal of Abbingdon-II Partners as general partner of Abbingdon Partners-III; or

            (x) the occurrence of any of the events set forth in clauses (i) -
(ix) on pages 23 of the Discretionary Line of Credit Letter Agreement dated July 27, 1995 between the Bank, XYAN, Inc. (formerly Quik Print, Inc.) and the Subsidiaries and Guarantors set forth therein, as amended or modified from time to time (the "XYAN Letter Agreement"); the Bank shall not be obligated to review or respond to any request for Loans under this Agreement. The foregoing provision is in addition to the agreement of the parties hereto that all Loans made pursuant to this Agreement are subject to the Bank's sole and absolute discretion, as provided herein.

            The Note is a demand note and the liability thereunder and any other liability of the Borrower under this Agreement for payment of money are payable forthwith, upon demand of the Bank, for any or no reason whatsoever, and without any showing of insecurity on the part

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                                                                               4


of the Bank, with the result that the Note and any such other liability are by their very nature due and payable commencing on the date of the execution and delivery thereof and hereof without regard as to whether the Bank has made any request for payment or presentment whatsoever. The representations, warranties and covenants contained in this Agreement, the Note and all other Loan Documents have been relied upon by the Bank in entering into this Agreement and in making the Loans, if any, hereunder, but are not to be construed as altering the demand character of the Note evidencing the Loans made pursuant to this Agreement or the Borrower's liability hereunder or under the Note.

            To compensate the Bank for its approval of this discretionary line of credit and its periodic review and analysis of the Borrower's financial condition, the Borrower shall pay to the Bank a non-refundable fee in the amount of $60,000 to be received by the Bank prior to the date hereof. This fee shall in no way obligate the Bank to make any Loans hereunder or alter the discretionary nature of the line of credit.

            If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

            (i) subjects the Bank to any tax or changes the basis of taxation with respect to this Agreement, the Note, the Loans or payments by the Borrower of principal, interest, or other amounts due from the Borrower hereunder or under the Note (except for taxes on the net income of the Bank),

            (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Bank, or

            (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, the Bank, or
(B) otherwise applicable to the obligations of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank or its parent with respect to this Agreement, the Note or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the capital of the Bank or its parent, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its sole discretion deems to be material, the Bank shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith)


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                                                                               5


by the Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate the Bank for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given. For purposes of this paragraph, in calculating the amount necessary to compensate the Bank for any such increase in cost, reduction of income or additional expense, the Bank shall calculate the amount payable to it in a manner consistent with the manner in which it shall calculate similar compensation payable to it by other borrowers in the industry of the Borrower having provisions in their credit agreements comparable to this paragraph.

            In addition to the compensation required in the preceding paragraph, the Borrower shall indemnify the Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain Loans subject to the Euro-Rate Option) which the Bank sustains or incurs as a consequence of any

            (i) payment, prepayment, conversion or renewal of any Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

            (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan requests or prepayments, or

            (iii) failure by any Loan Party in the performance or observance of any covenant contained in this Agreement or any other Loan Document, including without limitation any failure of any Loan Party to pay when due (by acceleration or otherwise) any principal, interest, or any other amount due hereunder.

            If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank shall deem reasonable) to be necessary to indemnify the Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.

            This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
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                                                                               6


            This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Loan Parties and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights and obligations hereunder or any interest herein.

            This Agreement and the other Loan Documents constitute the entire agreement among the Bank and the Loan Parties and supersede all prior communications, oral and written, as well as all contemporaneous oral communications among the parties with respect hereto. No amendment to or modification of this Agreement or the other Loan Documents shall be effective unless set forth in writing and signed by each of the parties to this Agreement.

            Enclosed for execution is the Note evidencing this facility. Please indicate each Loan Party's agreement to the terms and conditions of this Agreement by having the enclosed copy of this Agreement executed where indicated and returning it to me. Prior to the making of any Loans hereunder, the Loan Parties must deliver to the Bank a duly executed original of the Loan Documents and a certified copy of resolutions authorizing the transactions contemplated by the Loan Documents, an incumbency certificate and an opinion of counsel, each in form and substance satisfactory to the Bank.

                           [INTENTIONALLY LEFT BLANK]
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            I am pleased to offer support for your banking needs and look forward to working with you.

                                     Very truly yours,

                                     PNC BANK, NATIONAL ASSOCIATION


                                     By: /s/ Maycie D. Knittel
                                        _________________________________

                                     Title: Vice President
                                           ______________________________

                                     Address for Notices:

                                     249 Fifth Avenue
                                     One PNC Plaza, 5th Floor

                                     Pittsburgh, Pennsylvania 15265-0001

                                     Attention: Ms. Marcie Knittel
                                     Telephone No. (412) 762-8343
                                     Telecopier No. (412) 762-2784
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                                                                               8


Agreed, accepted and intending to be legally bound hereby this 14th day of January, 1997

TLM Holdings Corp. and
the Subsidiaries listed
on Schedule 1 hereto


By:  /s/ Stephen F. Nagy
     _________________________
      Stephen F. Nagy,
      Chairman and CEO

Address for Notices:

1018 West Ninth Avenue
King of Prussia, Pennsylvania 19406

Attention: Mr. Stephen F. Nagy
Telephone No. (610) 992-7651
Telecopier No. (610) 992-3392

ABBINGDON VENTURE PARTNERS
LIMITED PARTNERSHIP - II

By: Abbingdon-II Partners
      as general partner

      By:   /s/ Stephen F. Nagy
            _________________________
            Stephen F. Nagy,
            general partner

Address for Notices:

1018 West Ninth Avenue
King of Prussia, Pennsylvania 19406

Attention: Mr. John H. Foster
Telephone No. (610) 992-7650
Telecopier No. (610) 992-3390
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ABBINGDON VENTURE PARTNERS
LIMITED PARTNERSHIP - III

By: Abbingdon-II Partners
      as general partner

By: /s/ Stephen F. Nagy
 _________________________
      general partner

Address for Notices:

1018 West Ninth Avenue
King of Prussia, Pennsylvania 19406

Attention: Mr. John H. Foster
Telephone No. (610)992-7650
Telecopier No. (610) 992-3390